Investor / Media Contacts:
Robert J. Cierzan, Vice President, Finance
Mary Lou Coburn, Investor Relations
Aldila Inc.  (858) 513 - 1801


FOR IMMEDIATE RELEASE


          ALDILA REPORTS 2003 SECOND QUARTER AND SIX MONTHS RESULTS


      POWAY, CA, JULY 30, 2003 - Aldila, Inc. (NASDAQ:ALDA) today reported net sales of $9.9 million for the second quarter ended June 30, 2003, compared to net sales of $10.6 million in the second quarter of 2002. The company reported a net loss of $471,000 ($0.10 loss per share) for the second quarter of 2003 versus a net loss of $170,000 ($0.03 loss per share giving effect to the reverse stock split) in the 2002 second quarter.
      Net cash flow from operating and investing activities for the second quarter of 2003 amounted to $1.3 million.
      For the six months ended June 30, 2003 net sales were $20.0 million, compared to $21.9 million in the first six months of 2002. The company reported a net loss of $640,000 ($0.13 loss per share) for the six months ended June 30, 2003 versus a net loss of $368,000 ($0.07 loss per share) for the comparable period in 2002.
      Net cash flow of $1.7 million from operating and investing activities for the first six months of 2003 resulted in an increased cash balance at June 30, 2003 of $5.0 million from $3.3 million at December 31, 2002.
      "Golf shaft units shipped in the 2003 second quarter decreased 18.2% compared to the second quarter of 2002, and average selling prices increased by 3.3% in the 2003 second quarter, compared to the same period in 2002," said Peter R. Mathewson, Chairman and CEO, Aldila, Inc. "The number of rounds played has been down for three years now and the East coast has suffered through its rainiest spring in years. The U.S. economy is still
weak.    All of these negative factors are impacting the golf equipment market."
      "Our 2003 second quarter gross margin of 15.3% was affected by a $427,000 increase for inventory reserves as well as selling some older inventory items below their production costs," Mr. Mathewson said. "Advertising and promotional spending in support of branded shaft sales for the 2003 six month period has increased by $387,000, compared to the same period in 2002."
      "Our newest shaft introduction, the Aldila NV with its distinctive green paint, is the most talked about shaft in the golf industry. In just a few short months, the NV has become the most played single graphite shaft model on the PGA and Nationwide Tours. In addition, Ben Curtis used the NV in all of his woods during his victory this year at the British Open. The
NV is now available from all leading distributors and major club manufacturers' custom club departments," said Mr. Mathewson.
       "Our business with Mission Hockey continues to grow. Our shipments during the first half of this year are well in excess of last year's total units," said Mr. Mathewson. "The increasing acceptance of the distinctive blue M-1 hockey stick at the NHL level is a good indicator that Mission's hockey stick business will continue to grow."
      "Since Aldila's 2003 Annual Meeting in May, legal, accounting, insurance, banking and other administrative support services have been reviewed. Based upon this review, future spending levels have been reduced, the majority of which will benefit Aldila's financial statements beginning in 2004," Mr. Mathewson said.
      "In June, our Board of Directors entered into a non-binding letter of intent to transfer Aldila's equity interest in Carbon Fiber Technology LLC to its joint venture partner, SGL Carbon Fibers and Composites, Inc. by the first quarter of 2006. As we announced in June, the transaction is subject to certain conditions, some of which are beyond Aldila's control, including a requirement that SGL enter into various agreements with other third parties," said Mr. Mathewson.
      "On June 27, we also announced the authorization of a new share repurchase program whereby up to $1.5 million of common stock shares may be repurchased as business conditions warrant. To date, approximately 13,600 shares have been repurchased at prices from $1.71 to $1.80 per share," Mr. Mathewson said.
      Aldila, Inc. is a leader among manufacturers of graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers. Aldila manufactures hockey sticks and blades and provides the assembly operation, in addition to the manufacture of composite prepreg material for its golf shaft business and external sales. Aldila also manufactures carbon fiber for internal use through an ownership interest in Carbon Fiber Technology LLC. In June 2003, Aldila announced a plan to divest this ownership interest.

This press release contains forward-looking statements based on our expectations as of the date of this press release. These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future. Such forward-looking statements include, but are not limited to, our expectations of increasing acceptance of the M-1 hockey stick at the NHL level, continued growth of Mission's hockey stick business and the successful transfer of Aldila's equity interest in CFT to its joint venture partner, SGL Carbon Fibers and Composites, Inc. Forward-looking statements are necessarily subject to risks and uncertainties. Our actual future performance and results could differ from that contained in or suggested by
these forward-looking statements as a result of a variety of factors.   Our
filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2002, under "Business Risks" in Part I, Item 1, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part I, Item 7 of the Form 10-K, and periodic Reports on Form
10-Q and Form 8-K (if any).   The forward-looking statements in this press
release are particularly subject to the risks that
o we will not maintain or increase our market share at our principal customers;
o demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;
o the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;
o our principal customers will be unwilling to satisfy a greater portion of their demand with clubs manufactured in China instead of the United States or Mexico;
o new product offerings, including the Aldila NV shaft and product offerings outside the golf industry, will not achieve success with consumers or OEM customers;
o    our business with Mission Hockey will not continue to grow;
o we will not achieve success marketing shafts to club assemblers based in China;
o our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations and other risks typical of multi-national operations, particularly those in less developed countries;
o our anticipated transfer of our equity interest in Carbon Fiber Technology LLC to Aldila's joint venture partner, SGL Carbon Fibers and Composites, Inc., will fail to occur;
o Carbon Fiber Technology LLC will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture, and
o attractive strategic alternatives will not be available to us on desirable terms.

For additional information about Aldila, Inc., please go to the company's Website at www.aldila.com.


                                  # # # #

                       ALDILA, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                     (In thousands, except share data)


                                                               June 30,    December 31,
                                                                2003           2002
                                                           -------------   ------------
ASSETS                                                       (Unaudited)

CURRENT ASSETS:
    Cash and cash equivalents                                   $ 4,981        $ 3,286
    Accounts receivable                                           4,443          4,393
    Income taxes receivable                                       1,212          1,185
    Inventories                                                   6,292          8,538
    Prepaid expenses and other current assets                       452            497
                                                           -------------   ------------
         Total current assets                                    17,380         17,899

PROPERTY, PLANT AND EQUIPMENT                                     5,432          6,167

INVESTMENT IN JOINT VENTURE                                       6,925          6,825

OTHER ASSETS                                                        279            268
                                                           -------------   ------------

TOTAL ASSETS                                                   $ 30,016       $ 31,159
                                                           =============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                            $ 2,712        $ 2,912
    Accrued expenses                                              1,549          1,825
                                                           -------------   ------------
         Total current liabilities                                4,261          4,737

LONG-TERM LIABILITIES:
    Deferred rent and other long-term liabilities                    42             69
                                                           -------------   ------------
         Total liabilities                                        4,303          4,806
                                                           -------------   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Preferred stock, $.01 par value; authorized 5,000,000 shares;
         no shares issued
    Common stock, $.01 par value; authorized 30,000,000 shares;
         issued and outstanding 4,947,648 shares                     49             49
    Additional paid-in capital                                   41,983         41,983
    Accumulated deficit                                         (16,319)       (15,679)
                                                           -------------   ------------
         Total stockholders' equity                              25,713         26,353
                                                           -------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 30,016       $ 31,159
                                                           =============   ============


                       ALDILA, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                   (In thousands, except per share data)


                                                  Three months ended    Six months ended
                                                     June 30,               June 30,
                                                 ------------------    -------------------
                                                   2003     2002         2003      2002
                                                 ------------------    --------- ---------
NET SALES                                         $ 9,863 $ 10,551     $ 20,027  $ 21,925
COST OF SALES                                       8,350    8,721       16,775    18,626
                                                 ------------------    --------- ---------
    Gross profit                                    1,513    1,830        3,252     3,299
                                                 ------------------    --------- ---------

SELLING, GENERAL AND ADMINISTRATIVE                 1,976    2,064        3,902     3,753
                                                 ------------------    --------- ---------
    Operating loss                                   (463)    (234)        (650)     (454)
                                                 ------------------    --------- ---------

OTHER EXPENSE (INCOME):
    Interest expense                                    9       32           17        68
    Other, net                                         15        1           45        36
    Equity in earnings of joint venture               (16)     (79)         (72)     (140)
                                                 ------------------    --------- ---------

LOSS BEFORE INCOME TAXES                             (471)    (188)        (640)     (418)
BENEFIT FOR INCOME TAXES                                -      (18)           -       (50)
                                                 ------------------    --------- ---------

NET LOSS                                           $ (471)  $ (170)      $ (640)   $ (368)
                                                 ==================    ========= =========


NET LOSS PER COMMON SHARE                         $ (0.10) $ (0.03)     $ (0.13)  $ (0.07)
                                                 ==================    ========= =========

NET LOSS PER COMMON SHARE,
    ASSUMING DILUTION                             $ (0.10) $ (0.03)     $ (0.13)  $ (0.07)
                                                 ==================    ========= =========

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                              4,948    4,948        4,948     4,948
                                                 ==================    ========= =========

WEIGHTED AVERAGE NUMBER OF COMMON
    AND COMMON EQUIVALENT SHARES                    4,948    4,948        4,948     4,948
                                                 ==================    ========= =========


                       ALDILA, INC. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                               (In thousands)

                                                             SIX MONTHS ENDED
                                                                 JUNE 30,
                                                             2003        2002
                                                          --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                               $ (640)     $ (368)
    Depreciation and amortization                             915         982
    Loss (gain) on disposal of fixed assets                    18          (4)
    Undistributed income of joint venture, net               (100)       (143)
    Changes in working capital items, net                   1,978       1,274
                                                          --------    --------
      Net cash provided by operating activities             2,171       1,741
                                                          --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property, plant and equipment                (491)       (162)
    Proceeds from sales of property, plant and equipment       15           4
    Distribution from joint venture                             -         515
                                                          --------    --------
      Net cash (used for) provided by investing activities   (476)        357
                                                          --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings under line of credit                             -         887
    Payments under line of credit                               -        (887)
                                                          --------    --------
      Net cash used for financing activities                    -           -
                                                          --------    --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                   1,695       2,098

                                                          --------    --------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              3,286         266
                                                          --------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                  $ 4,981     $ 2,364
                                                          =========   ========